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                                   Exhibit 23

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[LOGO] BKD LLP



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112420) of our report dated January 31, 2006, included in the Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2005.

/s/ BKD, LLP

Decatur, Illinois
March 23, 2006
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[LOGO] McGladrey & Pullen
       Certified Public Accountants




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-112420) of our report dated January 21, 2005, included in the Annual Report on Form 10-K of Jacksonville Bancorp, Inc. for the year ended December 31, 2004.


/s/  McGladrey & Pullen, LLP

Champaign, Illinois
March 23, 2006